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                                                                     EXHIBIT 4.3


                                     BYLAWS

                                       OF

                              PILLOWTEX CORPORATION

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I             STOCKHOLDERS' MEETINGS .............................  1

         1.01     Time and Place of Meetings .............................  1

         1.02     Annual Meeting .........................................  1

         1.03     Special Meetings .......................................  1

         1.04     Notice of Meetings .....................................  1

         1.05     Inspectors .............................................  2

         1.06     Quorum .................................................  3

         1.07     Voting .................................................  3

         1.08     Order of Business ......................................  3

         1.09     Stockholder Notices For New Business ...................  4

         1.10     Record Date ............................................  5

ARTICLE II            DIRECTORS ..........................................  6

         2.01     Function ...............................................  6

         2.02     Number and Term of Office ..............................  6

         2.03     Vacancies and New Directorships ........................  6

         2.04     Removal ................................................  6

         2.05     Nominations of Directors; Election .....................  7

         2.06     Resignation ............................................  8

         2.07     Regular Meetings .......................................  8

         2.08     Special Meetings .......................................  8

         2.09     Quorum .................................................  8

         2.10     Written Action .........................................  9

         2.11     Participation in Meetings by Telephone Conference ......  9

         2.12     Committees .............................................  9

         2.13     Compensation ........................................... 10

         2.14     Rules .................................................. 10

ARTICLE III           NOTICES ............................................ 10

         3.01     Generally .............................................. 10

         3.02     Waivers ................................................ 11

         3.03     Exception to Notice Requirement ........................ 11

ARTICLE IV            OFFICERS ........................................... 11

         4.01     Generally .............................................. 11

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                               TABLE OF CONTENTS

                                                                          Page
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         4.02     Compensation ........................................... 11

         4.03     Succession ............................................. 11

         4.04     Authority and Duties ................................... 11

         4.05     Chairman of the Board .................................. 12

         4.06     Chief Executive Officer ................................ 12

         4.07     President .............................................. 12

         4.08     Chief Financial Officer ................................ 12

         4.09     Vice Presidents ........................................ 12

         4.10     Secretary .............................................. 12

         4.11     Treasurer .............................................. 12

         4.12     Other Officers ......................................... 13

ARTICLE V             STOCK .............................................. 13

         5.01     Certificates ........................................... 13

         5.02     Classes of Stock ....................................... 13

         5.03     Transfers .............................................. 13

         5.04     Lost, Stolen or Destroyed Certificates ................. 13

         5.05     Nonvoting Stock ........................................ 14

ARTICLE VI            INDEMNIFICATION .................................... 14

         6.01     Damages and Expenses ................................... 14

         6.02     Insurance, Contracts and Funding ....................... 17

ARTICLE VII           GENERAL ............................................ 17

         7.01     Dividends .............................................. 17

         7.02     Reserves ............................................... 17

         7.03     Fiscal Year ............................................ 17

         7.04     Seal ................................................... 17

         7.05     Reliance on Books, Reports and Records ................. 17

         7.06     Time Periods ........................................... 17

         7.07     Amendments ............................................. 18

         7.08     Certain Defined Terms .................................. 18

                                       ii

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                                   ARTICLE I
                             STOCKHOLDERS' MEETINGS
                             ----------------------

     1.01 Time and Place of Meetings. All meetings of the stockholders for the
          --------------------------
election of directors or for any other purpose will be held at a time and place, within or without the State of Delaware, as may be designated by the Board of Directors ("Board") or, in the absence of a designation by the Board, the Chairman of the Board ("Chairman") or the Chief Executive Officer, and stated in the notice of meeting. The Board or the Chairman may postpone any previously scheduled annual or special meeting of the stockholders.

     1.02 Annual Meeting. An annual meeting of the stockholders will be held on
          --------------
a date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect, by a plurality vote of the Voting Stock of the stockholders present in person or represented by proxy, the directors to succeed those whose terms expire and will transact any other business as may properly be brought before the meeting in accordance with these Bylaws. For purposes of these Bylaws, the term "Voting Stock" means the capital stock of the Company of any class or series entitled to vote generally in the election of directors.

     1.03 Special Meetings. Subject to the rights, if any, of the holders of any
          ----------------
series of Preferred Stock to call a special meeting, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation of the Company, as amended from time to time (the "Certificate of Incorporation"), may be called only by (a) the Chairman,
(b) the Chief Executive Officer or (c) the President, and will be called within 10 days after receipt of a written request of (i) a majority of the total number of directors that the Company would have if there were no vacancies (the "Whole Board") or (ii) the holders of at least 35% of the Voting Stock. Any request by a majority of the Whole Board or the stockholders must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation. No special meeting of the stockholders pursuant to a stockholder's request will be required to be convened if (a) the Board calls or has called (i) an annual meeting of stockholders, or (ii) a special meeting of stockholders at which additional substantive matters (other than those described in the stockholder's request) are to be considered, to be held not later than 90 days after receipt by the Company of a proper request by a stockholder to call a meeting and (b) the purposes of such meeting include the purposes specified in the stockholder's request.

     1.04 Notice of Meetings. Written notice of every meeting of the
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stockholders, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given personally, by a form of electronic transmission consented to by the stockholder, or mailed not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided in these Bylaws or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting and the date and time thereof are announced at the meeting at which the adjournment is taken;
provided, however, that if the adjournment is for

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more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting and the date and time of the adjourned meeting must be given in conformity with these Bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     1.05 Inspectors.
          ----------

          (a) The Board will appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of the meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors. Each inspector, before entering upon the discharge of his duties, will take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability.

          (b) The inspectors will (i) ascertain the number of shares outstanding and the voting power of those shares, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all written votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all written votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

          (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting will be announced at the meeting. No ballot, proxies or written votes, nor any revocations thereof or changes thereto, will be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder determines otherwise.

          (d) In determining the validity and counting of proxies and ballots, the inspectors will be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with
Section 211(e) or 212(c)(2) of the General Corporation Law of Delaware or pursuant to Section 211(a)(2)(B)(i) or (iii) of the General Corporation Law of Delaware, ballots and the regular books and records of the Company, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they made their certification pursuant to subsection (b)(v) of this Section 1.05 will specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

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     1.06 Quorum. Except as otherwise provided by law, the holders of a majority
          ------
of the stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business at a meeting of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote at that meeting of stockholders, present in person or represented by proxy, will have the power to adjourn, without notice other than announcement at the meeting, the meeting from time to time until a quorum is present or represented. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     1.07 Voting. Except as otherwise provided by law or in a Preferred Stock
          ------
Designation granting holders of Preferred Stock more or fewer votes per share of Preferred Stock, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of that stockholder on the books of the Company on the record date for the meeting and those votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by these Bylaws or unless the presiding officer of the meeting or the holders of a majority of the outstanding shares of Voting Stock entitled to vote on that question present in person or by proxy at the meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted will decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation, these Bylaws or a Preferred Stock Designation granting special voting rights to holders of Preferred Stock, a different vote is required, in which case that express provision will govern and control the decision of such question.

     1.08 Order of Business.
          -----------------

          (a) The Chairman, or any other officer of the Company designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Except as otherwise provided by law or unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of the meeting, including without limitation, by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) who may attend any stockholders' meeting, by ascertaining whether any stockholder or the stockholder's proxy may be excluded from any meeting of stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings at the meeting of stockholders and by determining the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.


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          (b)  At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman or the Board in accordance with these Bylaws, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Company in accordance with these Bylaws.

          (c) At a special meeting of stockholders, only such business may be conducted or considered as is (i) set forth in the notice of the special meeting given by or at the direction of the Chairman, the Chief Executive Officer or the President, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Company in accordance with these Bylaws.

          (d) The determination of whether any business sought to be brought before any annual or special meeting of stockholders is properly brought before the meeting in accordance with this Bylaw will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before the meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

     1.09 Stockholder Notices For New Business.
          ------------------------------------

          (a) For business to be properly requested by a stockholder to be brought before an annual or special meeting, the stockholder must (i) be a stockholder of the Company of record at the time of the giving of the notice for such meeting provided for in these Bylaws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice in connection with an annual meeting must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders. However, if an annual meeting was not held during the prior year or the annual meeting is called for a date that is not within 30 days before or after the anniversary of the prior year's annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement was first made of the date of the annual meeting. In no event will the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the Company first mailed its proxy materials to stockholders will be the date so described in the proxy materials. To be timely, a stockholder's notice in connection with a special meeting of stockholders must be delivered to or mailed and received at the principal executive officers of the Company in conjunction with the request for the special meeting described in the Certificate of Incorporation.

          (b) A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting (i) a description in reasonable detail of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company's books, of the

                                       4

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stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class, series (if applicable) and number of shares of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Bylaw, for so long as the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a stockholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Bylaw. For purposes of this Bylaw and Bylaw 2.05, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or otherwise published by the Company in substantial conformity with its ordinary practice in a document publicly filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Section 13, 14 or 15(d) of the Exchange Act, or furnished to stockholders. Nothing in this Bylaw will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     1.10 Record Date.
          -----------

          (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date will not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          (b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date will not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by statute or these Bylaws, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery must be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by statute or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting will


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be at the close of business on the day on which the Board adopts the resolution taking such prior action.

          (c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted and which record date will be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the day on which the Board adopts the resolution relating thereto.

                                   ARTICLE II
                                    DIRECTORS
                                    ---------

     2.01 Function. The business and affairs of the Company will be managed
          --------
under the direction of the Board, which will have and may exercise all powers of the Company and take all lawful acts that are not required to be exercised or taken by the stockholders as required by law, the Certificate of Incorporation or these Bylaws. The Board will keep regular minutes of its proceedings.

     2.02 Number and Term of Office. The Board will consist of no less than
          -------------------------
three nor more than 15 directors, who need not be stockholders of the Company or residents of the State of Delaware. Directors will be elected at the annual meeting of stockholders, except as hereinafter provided. The directors, other than those who may be elected by the holders of any series of Preferred Stock pursuant to a Preferred Stock Designation, will be divided into three classes, as nearly equal in number as reasonably possible, designated as Class I, Class II and Class III, respectively. Except for the initial terms described below, directors will hold office for a term of three years. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2003; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2004; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2005. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and subject to any conflicting provision contained in the Certificate of Incorporation, the authorized number of directors may be increased or decreased from time to time only (a) by the affirmative vote of a majority of the Whole Board or (b) by the affirmative vote of the holders of a majority of the Voting Stock, voting together as a single class.

     2.03 Vacancies and New Directorships. Subject to the rights to elect or
          -------------------------------
remove directors, if any, of the holders of any series of Preferred Stock under a Preferred Stock Designation, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause (other than an increase in the number of directors) will be filled as provided in the Certificate of Incorporation of the Company.

     2.04 Removal. Subject to the rights to elect or remove directors, if any,
          -------
of the holders of any series of Preferred Stock specified in a Preferred Stock Designation, any director may be

                                       6

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removed from office by the stockholders only for cause (as determined in accordance with Delaware law) and only in the manner provided in the Certificate of Incorporation.

     2.05 Nominations of Directors; Election. Subject to the rights, if any, of
          ----------------------------------
the holders of any series of Preferred Stock to elect directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of stockholders as directors of the Company.

          (a) Nominations of persons for election as directors of the Company may be made at an annual or special meeting of stockholders called for such purpose (i) by or at the direction of the Board or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote for the election of directors at such meeting and who complies with the procedures set forth in this Bylaw. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

          (b) To be timely, a stockholder's notice in connection with an annual meeting must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders. However, if an annual meeting was not held during the prior year or if the annual meeting is called for a date that is not within 30 days before or after the anniversary of the prior year's annual meeting, notice by the stockholder in order to be timely must be so received no later than the close of business on the later of (a) the 90th day prior to the annual meeting or (b) the 10th day following the first public announcement of the date of the annual meeting. In no event will the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the Company first mailed its proxy materials to stockholders will be the date so described in such proxy materials. To be timely, a stockholder's notice in connection with a special meeting of stockholders must be delivered to or mailed and received at the principal executive officers of the Company in conjunction with the request for the special meeting described in the Certificate of Incorporation.

          (c) To be in proper written form, a stockholder's notice must set forth or include: (i) the name and address, as they appear on the Company's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such stockholders' meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (iii) the class, series (if applicable) and number of shares of stock of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each


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nominee to serve as a director of the Company if so elected. At the request of the Board, any person nominated by the Board for election as a director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Bylaw, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

          (d) Notwithstanding anything in this Bylaw to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting of stockholders, a stockholder's notice required by this Bylaw in connection with an annual meeting will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement was first made by the Company.

     2.06 Resignation. Any director may resign at any time by giving written
          -----------
notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

     2.07 Regular Meetings. Regular meetings of the Board may be held
          ----------------
immediately before or after the annual meeting of the stockholders and at such other time and place as may from time to time be determined by the Board. Prior written notice of regular meetings of the Board must be given not less than 24 hours prior to such meeting either personally or by telephone, overnight courier, facsimile, electronic transmission or similar medium of communication.

     2.08 Special Meetings. Special meetings of the Board may be called by the
          ----------------
Chairman (a) on 24 hours' notice to each director by whom such notice is not waived, given either personally or by telephone, overnight courier, facsimile, electronic transmission or similar medium of communication, or (b) on three days' notice to each director by whom such notice is not waived delivered by mail, and will be called by the Chairman in the manner requested by a majority of the total number of directors then in office. Special meetings of the Board may be held at such time and place within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

     2.09 Quorum. At all meetings of the Board, a majority of the total number
          ------
of directors will constitute a quorum for the transaction of business. Except for the designation of committees as provided in these Bylaws and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the directors present at the meeting may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present.

     2.10 Written Action. Any action required or permitted to be taken at any
          --------------
meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by facsimile telecommunication, or, after such time as approved by the Board, by other electronic transmission, and the writing or writings or facsimile telecommunication or telecommunications or, if applicable, other electronic transmission or transmissions are filed with the minutes or proceedings of the Board or committee. Such filing will be in paper form if the minutes are maintained in paper form and will be in electronic form if the minutes are maintained in electronic form.

     2.11 Participation in Meetings by Telephone Conference. Members of the
          -------------------------------------------------
Board, or any committee designated by the Board, may participate in a meeting of the Board, or any such committee, by means of telephone conference or other means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

     2.12 Committees.
          ----------

          (a) The Board, by resolution passed by a majority of the Whole Board, may designate an executive committee (the "Executive Committee") of not less than two and not more than four members of the Board. The Executive Committee will have and may exercise all of the authority of the Board in the management of the business and affairs of the Company, except where action of the full Board is expressly required by the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws. Unless otherwise prescribed by the Board, a majority of the members of the Executive Committee will constitute a quorum for the transaction of business, and the act of a majority of the members of the Executive Committee present at a meeting at which there is a quorum will constitute the act of such committee. The members of the Executive Committee may appoint a chairman of the Executive Committee.

          (b) The Board, by resolution passed by a majority of the Board, may designate one or more additional committees, each such committee to consist of one or more directors and each to have such lawfully delegable powers and duties as the Board may confer.

          (c) The Executive Committee and each other committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          (d) Except as otherwise provided in these Bylaws or by law, any committee of the Board, to the extent provided in these Bylaws or, if applicable, in the resolution of the Board designating a committee, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company. Any committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Except as provided in these Bylaws or as otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members will be the act of the committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

          (e) All of the members of any committee the primary responsibilities of which include (i) reviewing the professional services to be provided by the Company's independent auditors and the independence of such firm from the Company's management, reviewing financial statements with management or independent auditors and/or reviewing internal accounting controls and (ii) reviewing and approving the compensation of the Company's executive officers, will be directors who qualify as "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as in effect from time to time, and as "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act.

     2.13 Compensation. The Board may establish such compensation for, and
          ------------
reimbursement of the expenses of, directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, or for other services by directors to the Company or any of its majority-owned subsidiaries, as the Board may determine.

     2.14 Rules. The Board may adopt rules and regulations for the conduct of
          -----
its meetings and the management of the affairs of the Company.

                                   ARTICLE III
                                     NOTICES
                                     -------

     3.01 Generally. Whenever by law or under the provisions of the Certificate
          ---------
of Incorporation or these Bylaws notice is required to be given to any director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his, her or its address as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telephone, overnight courier, facsimile, electronic transmission or as may otherwise be permitted by these Bylaws or by applicable law. Notice to a stockholder may also be given by a form of electronic transmission consented to by the stockholder. Notice by overnight courier will be deemed to be given when delivered to such service with all charges prepaid and properly addressed; notice by telephone will be deemed to be given when given personally; notice by facsimile will be deemed to be given when directed to a number at which the director or stockholder has consented to receive notice; notice by electronic transmission will be deemed to be given when directed to an electronic transmission address at which the director or stockholder has consented to receive notice; notice by posting on an electronic network, together with separate notice to the director or stockholder of such specific posting, will be deemed to be given upon the later of (a) such posting and (b) the giving of such separate notice; and notice by any other form of electronic transmission will be deemed to be given when directed to the director or stockholder.

     3.02 Waivers. Whenever any notice is required to be given by law or under
          -------
the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     3.03 Exception to Notice Requirement. The giving of any notice required
          -------------------------------
under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws will not be required to be given to any stockholder to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meting to such stockholder during the period between such two consecutive annual meetings, or (b) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such person at such person's address as shown on the records of the Company and have been returned undeliverable. If any such stockholder will deliver to the Company a written notice setting forth such stockholders then current address, the requirement that notice be given to such stockholder will be reinstated.

                                   ARTICLE IV
                                    OFFICERS
                                    --------

     4.01 Generally. The officers of the Company will be elected by the Board
          ---------
and will consist of a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board may also choose any one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and any such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action, the Board may authorize the Chairman or the Chief Executive Officer to appoint any person to any office other than Chairman, Chief Executive Officer, President, Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any director.

     4.02 Compensation. The compensation of all officers and agents of the
          ------------
Company who are also directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

     4.03 Succession. The officers of the Company will hold office until their
          ----------
successors are elected and qualified. Any officer may be removed at any time (a) by the affirmative vote of a majority of the Whole Board or (b) with respect to any officer other than the Chairman or the Chief Executive Officer, by the Chief Executive Officer. Any vacancy occurring in any office of the Company may be filled by the Board as provided in these Bylaws.

     4.04 Authority and Duties. In addition to the authority and duties
          --------------------
specified in this Article IV, each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board or by the Chairman.

     4.05 Chairman of the Board. The Board may elect a Chairman of the Board to
          ---------------------
preside at their meetings and to perform such other duties as the Board may from time to time assign to him.

     4.06 Chief Executive Officer. The Chief Executive Officer will be the
          -----------------------
principal executive officer of the Company and, subject to the control of the Board, will in general supervise and control the business and affairs of the Company and will perform all duties as may be prescribed by the Board from time to time. The Chief Executive Officer will preside at all meetings of the stockholders and the Board unless the Board will choose to elect a Chairman, in which event the Chief Executive Officer will preside at meetings of the stockholders and the Board only in the absence of the Chairman.

     4.07 President. If the Board has not elected a Chief Executive Officer of
          ---------
the Company, the President will be the chief executive officer of the Company. The President will be responsible for the day-to-day management of the business and affairs of the Company and will see that all orders and resolutions of the Board are carried into effect, and will perform such other duties prescribed by the Board or as the Chief Executive Officer, if the Board will choose to elect a Chief Executive, may from time to time delegate to him.

     4.08 Chief Financial Officer. The Chief Financial Officer will be the
          -----------------------
principal financial officer of the Company and, subject to control of the Board, will in general supervise and control the financial accounting and reporting of the Company and will see that all orders and resolutions of the Board relating to financial and accounting matters are carried into effect, and will perform such other duties prescribed by the Board or as the Chief Executive Officer, if the Board will choose to elect a Chief Executive Officer, or the President may from time to time delegate to him.

     4.09 Vice Presidents. Each Vice President will have only the powers and
          ---------------
perform only the duties as prescribed by the Board or as the Chief Executive Officer, if the Board will choose to elect a Chief Executive Officer, or the President may from time to time delegate to him.

     4.10 Secretary. The Secretary or an Assistant Secretary will attend all
          ---------
sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in one or more books to be kept for that purpose and will perform like duties for any committee when required. Except as otherwise provided herein, the Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and will perform such other duties prescribed by the Board or as the Chief Executive Officer, if the Board will choose to elect a Chief Executive Officer, or the President may from time to time delegate to him. The Secretary will keep in safe custody the seal of the Company and, when authorized by the Board, affix the same to any instrument requiring it, and, when so affixed, it will be attested by the signature of the Secretary or by the signature of the Treasurer or an Assistant Secretary.

     4.11 Treasurer. The Treasurer will have the custody of the corporate funds
          ---------
and securities and will keep full and accurate accounts of receipts and disbursements of the Company and will deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board or any officer authorized to select depositories. The Treasurer will disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and will render to the Chief Executive Officer, President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Company, and will perform such other duties prescribed by the Board, or as the Chief Executive Officer, if the Board will choose to elect a Chief Executive Officer, or the President may from time to time delegate to him.

     4.12 Other Officers. Officers elected to fill any other office created by
          --------------
the Board will have such responsibilities, duties and authorities as the Board may delegate from time to time to them or the offices that they hold.

                                   ARTICLE V
                                      STOCK
                                      -----

     5.01 Certificates.
          ------------

          (a) Shares of stock of the Company will be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Company's stock shall be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed as provided below representing the number of shares registered in certificate form.

          (b) Certificates representing shares of stock of the Company will be in the form as is determined by the Board or an authorized committee thereof, subject to applicable legal requirements. Each certificate will be numbered and its issuance recorded in the books of the Company and each certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may also be signed by, or bear the facsimile signature of, any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon the certificates may be facsimiles, engraved or printed. The certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be an officer at the time certificates are issued and delivered.

    5.02 Classes of Stock. The designations, preferences and relative
         ----------------
participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information.

     5.03 Transfers. Upon surrender to the Company or the transfer agent of the
          ---------
Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Company to issue, or cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     5.04 Lost, Stolen or Destroyed Certificates. The Secretary may direct a new
          ---------------------------------------
certificate or certificates to be issued in place of any certificate or certificates previously issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

     5.05 Nonvoting Stock. The Company will not issue nonvoting capital stock to
          ---------------
the extent prohibited by Section 1123 of Title 11 of the United States Code (the "Bankruptcy Code"); provided, however, this Bylaw 5.05 (a) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code,
(b) will have such force and effect only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

                                   ARTICLE VI
                                 INDEMNIFICATION
                                 ---------------

     6.01 Damages and Expenses.
          --------------------

          (a) Each Indemnitee (as defined in Article VIII of the Certificate of Incorporation) will have the right to indemnification and advancement of expenses conferred in Article VIII of the Certificate of Incorporation.

          (b) In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies will apply with respect to advancement of expenses and the right to indemnification under the Certificate of Incorporation and this Bylaw:

               (i) All reasonable expenses incurred by or on behalf of an Indemnitee in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), will be advanced to the Indemnitee by the Company within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting an advance or advances from time to time, whether prior to or after final disposition of such Proceeding. The statement or statements will reasonably evidence the expenses incurred by the Indemnitee and, if and to the extent required by law at the time of the advance, will include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it is ultimately determined that the Indemnitee is not entitled to be indemnified for such expenses under the Certificate of Incorporation, these Bylaws or otherwise. If an undertaking is required by law at the time of an advance, no security will be required for the undertaking and the undertaking will be accepted without reference to the recipient's financial ability to make repayment.

               (ii) To obtain indemnification under this Bylaw, the Indemnitee must submit to the Secretary a written request, including any documentation supporting the claim as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification will be made not less than 30 days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary within 10 days after receipt of a request for indemnification will advise the Board in writing that the Indemnitee has requested indemnification. The Indemnitee's entitlement to indemnification under this Bylaw will be determined in one of the following ways: (A) by a majority vote of the directors who are not and were not parties to the Proceeding for which indemnification is sought, even though less than a quorum, (B) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (C) if there are no such directors, or if such directors so direct, by Independent Counsel in a written opinion, or
(D) by the stockholders. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clause (C) above, a majority of the directors who are not and were not parties to the Proceeding for which indemnification is sought will select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object.

               (iii) Except as otherwise expressly provided in this Bylaw, the Indemnitee will be presumed to be entitled to indemnification under this Bylaw upon submission of a request for indemnification together with the Supporting Documentation in accordance with subparagraph (c)(ii) of this Bylaw, and thereafter the Company will have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under subparagraph (c)(ii) of this Bylaw to determine entitlement to indemnification have not been appointed or have not made a determination within 30 days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee will be deemed to be entitled to indemnification and the Indemnitee will be entitled to such indemnification unless (x) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (y) such indemnification is prohibited by law. The termination of any Proceeding described in Bylaw 6.01(a), or of any claim, issue or matter therein, by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

                     (A) In the event that a determination is made pursuant to subparagraph (c)(ii) of this Bylaw that the Indemnitee is not entitled to indemnification under this Bylaw, (1) the Indemnitee will be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (2) any such judicial proceeding or arbitration will be de novo and the Indemnitee will not be prejudiced by reason of such adverse determination, and (3) in any such judicial proceeding or arbitration the Company will have the burden of proving that the Indemnitee is not entitled to indemnification under this Bylaw.

                     (B) If a determination is made or deemed to have been made, pursuant to subparagraph (c)(ii) or (iii) of this Bylaw that the Indemnitee is entitled to indemnification, the Company will be obligated to pay the amounts constituting such indemnification within five business days after such determination has been made or deemed to have been made and will be conclusively bound by such determination unless (1) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (2) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to subparagraph (c)(i) of this Bylaw or payment of indemnification is not made within five business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to subparagraph (c)(ii) or (iii) of this Bylaw, the Indemnitee will be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of any event described in subclause (1) or (2) of this clause (B) (a "Disqualifying Event"); provided, however, that in any such action the Company will have the burden of proving the occurrence of such Disqualifying Event.

                     (C) The Company will be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions of this subparagraph (c)(iv) that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Bylaw.

                     (D) In the event that the Indemnitee, pursuant to the provisions of this subparagraph (c)(iii), seeks a judicial adjudication of, or an award in arbitration to, enforce his or her rights under, or to recover damages for breach of, this Bylaw, the Indemnitee will be entitled to recover from the Company, and will be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it is determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration will be prorated accordingly.

               (iv) For purposes of this paragraph (c), "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (A) the Company or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Bylaw. Notwithstanding the foregoing, the term "Independent Counsel" will not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would be precluded from representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Bylaw.

          (c) If any provision or provisions of this Bylaw are held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Bylaw (including without limitation all portions of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Bylaw (including without limitation all portions of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     6.02 Insurance, Contracts and Funding. The Company may purchase and
          --------------------------------
maintain insurance, at its expense, to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in Bylaw 6.01 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under Bylaw 6.01 or otherwise, and may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in Bylaw 6.01. Notwithstanding anything to the contrary contained in Bylaw 6.01, in the event that the Company enters into a contract with any person providing for indemnification of such person, the provisions of such contract will exclusively govern the Company's obligations in respect of indemnification for or advancement of fees or disbursements of such person's counsel or any other professional engaged by such person.

                                  ARTICLE VII
                                     GENERAL
                                     -------

     7.01 Dividends. The directors, subject to any restrictions contained in the
          ---------
Certificate of Incorporation, may declare dividends upon the shares of the Company's capital stock. Dividends may be paid in cash, in property or in shares of the Company, subject to the provisions of the General Corporation Law of Delaware and the Certificate of Incorporation.

     7.02 Reserves. By resolution of the Board, the directors may set apart out
          --------
of any of the funds of the Company such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Company, or for such other purposes as the directors may determine is beneficial to the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

     7.03 Fiscal Year. The fiscal year of the Company will be fixed from time to
          -----------
time by the Board.

     7.04 Seal. The Board may adopt a corporate seal and use the same by causing
          ----
it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     7.05 Reliance on Books, Reports and Records. Each director, each member of
          --------------------------------------
a committee designated by the Board and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company's officers or employees, committees of the Board or any other person or entity as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

     7.06 Time Periods. In applying any provision of these Bylaws that requires
          ------------
that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded and the day of the event will be included.

     7.07 Amendments. Except as otherwise provided by law or by the Certificate
          ----------
of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.

     7.08 Certain Defined Terms. Terms used herein with initial capital letters
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that are defined in the Certificate of Incorporation are used herein as so defined.

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